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                                                                     EXHIBIT 2.4


                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of July 30, 2004





                          7-5/8% SENIOR NOTES DUE 2013






                  FIRST SUPPLEMENTAL INDENTURE, dated as of July 30, 2004 (this "SUPPLEMENTAL INDENTURE"), by and among SUN MEDIA CORPORATION, a company continued under the laws of the Province of British Columbia (the "COMPANY"), each Person listed on the signature pages hereto, collectively hereinafter referred to as the "SUBSIDIARY GUARANTORS", and U.S. BANK NATIONAL ASSOCIATION (as successor to National City Bank), as trustee (the "TRUSTEE"), to the Indenture, dated as of February 7, 2003 (the "INDENTURE"), by and among the Company, the Subsidiary Guarantors and National City Bank, as trustee (later succeeded by the Trustee, as successor Trustee).


                  WHEREAS, the Company, the Subsidiary Guarantors and National City Bank, as trustee (later succeeded by the Trustee, as successor Trustee), entered into the Indenture governing the Company's 7-5/8% Senior Notes due 2013; and


                  WHEREAS, Section 4.10(b)(12) of the Indenture, which provides that the provisions of Section 4.10(a) thereof shall not prohibit the payment of dividends to 3351611 Canada Inc. on the Issue Date in an aggregate amount not to exceed Cdn$260.0 million, is defective because the name of the payee should have been 3535991 Canada Inc. (instead of 3351611 Canada Inc.); and


                  WHEREAS, the parties hereto are desirous of supplementing the Indenture in the manner hereinafter provided for the purpose of curing the defect in Section 4.10(b)(12) of the Indenture; and


                  WHEREAS, Section 9.01(a) of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture without the consent of any Holder to cure any ambiguity, defect or inconsistency; and


                  WHEREAS, all things necessary have been done to make this Supplemental Indenture a valid agreement of the Company, each Subsidiary Guarantor and the Trustee, in accordance with its terms.

                  NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

                  For and in consideration of the premises contained herein, the parties hereto mutually covenant and agree as follows:


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     1.   Terms used in this Supplemental Indenture that are not defined herein shall have the meanings set forth in the Indenture.

     2. Section 4.10(b)(12) of the Indenture shall be amended in its entirety to read as follows:

          "(12) the payment of dividends to 3535991 Canada Inc. on the Issue Date in an aggregate amount not to exceed Cdn$260.0 million."

     3. This Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part thereof, and the Indenture is hereby incorporated by reference herein and, as supplemented, modified and restated hereby, is hereby ratified, approved and confirmed.

     4. This Supplemental Indenture shall be effective as of the Issue Date. On and after the Issue Date, each reference in the Indenture to "this Indenture," "hereunder," "hereof," or "herein" shall mean and be a reference to the Indenture as supplemented by this Supplemental Indenture unless the context otherwise requires.

     5. Except as provided below, in the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Supplemental Indenture, the terms and conditions of this Supplemental Indenture shall prevail.

     6. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended (the "ACT"), as in force at the date this Supplemental Indenture is executed, the provision required by said Act shall control.

     7. This Supplemental Indenture shall be governed and construed in accordance with the laws of the State of New York.

     8. This Supplemental Indenture may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Supplemental Indenture.

     9. The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

                         [Signatures on following page]


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                                      -3-

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

                              COMPANY:

                              SUN MEDIA CORPORATION


                              By : /s/ Mark D'Souza
                                   ---------------------------------------------
                                   Name :  Mark D'Souza
                                   Title :  Vice President and Treasurer


                              SUBSIDIARY GUARANTORS:

                              BOWES PUBLISHERS LIMITED


                              By : /s/ Kin-Man Lee
                                   ---------------------------------------------
                                   Name :   Kin-Man Lee
                                   Title :  Vice President, Corporate Controller



                              SUN MEDIA TORONTO CORPORATION


                              By : /s/ Kin-Man Lee
                                   ---------------------------------------------
                                   Name :   Kin-Man Lee
                                   Title :  Vice President, Corporate Controller



                              SMC NOMINEECO INC.


                              By : /s/ Kin-Man Lee
                                   ---------------------------------------------
                                   Name :   Kin-Man Lee
                                   Title :  Vice President, Corporate Controller


                                      -4-

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                              3661458 CANADA INC.


                              By : /s/ Kin-Man Lee
                                   ---------------------------------------------
                                   Name :   Kin-Man Lee
                                   Title :  Vice President, Corporate Controller



                              3351611 CANADA INC.


                              By : /s/ Kin-Man Lee
                                   ---------------------------------------------
                                   Name :   Kin-Man Lee
                                   Title :  Vice President, Corporate Controller



                              TRUSTEE:

                              U.S. BANK NATIONAL ASSOCIATION


                              By : /s/ Holly H. Pattison
                                   ---------------------------------------------
                                   Name :   Holly H. Pattison
                                   Title :  Vice President